UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 12, 2006

Date of Report (Date of earliest event reported)

VAALCO Energy, Inc.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-20928	76-0274813
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 309

Houston, Texas 77027

(Address of principal executive office)

(713) 623-0801

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2006, we granted stock options to certain of our executive officers, employees and non-employee directors.

The awards are subject to the terms and conditions of our stock incentive plans and the stock option award agreements provided to each participant.

The following table sets forth the number of stock options granted to our “named executive officers” on December 12, 2006.

Name and Title	Stock Options
Robert L. Gerry, III, Chief Executive Officer	360,500

W. Russell Scheirman, President and Chief Financial Officer	297,500

Gayla M. Cutrer, Vice President and Secretary	171,500

The material terms and conditions of the stock options granted to the above named officers are as follows:

Stock Option Awards. The employee stock option awards have a five-year term and vest with respect to one-third of the grant on the each of the first, second and third anniversaries of the grant date.

Effect of Change in Control; Employment Termination. Upon a change in control, the stock options become 100% vested.

Absent a change of control, upon a termination of employment for any reason, the awards will be treated as follows.

•	Death, Disability or Retirement – The stock options will be 100% vested and may be exercised for one year following employment termination.

•	Termination for Cause – The stock options are cancelled immediately upon such employment termination.

•	Other Termination – To the extent vested, the stock options remain exercisable for 120 days following termination of employment.

The foregoing description is qualified in its entirety by reference to our stock incentive plans and the form of stock option award agreement, which is incorporated herein by reference and attached hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The exhibit listed below is being furnished with this Form 8-K.

      Exhibit 10.1    Form of Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Date: December 14, 2006	By:	/s/ W. Russell Scheirman
W. Russell Scheirman President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Option Award Agreement